SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 24, 2012

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.

6363 South Fiddlers Green Circle, Greenwood Village, CO 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On April 24, 2012, Newmont Mining Corporation, a Delaware corporation (the “Company”), held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The following matters were voted upon at the Annual Meeting: (1) the election of directors; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2012; and (3) the advisory vote on the compensation of the Named Executive Officers.

All matters voted on at the Annual Meeting were approved. The voting results were as follows:

Proposal #1 – Election of Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bruce R. Brook	356,142,411	641,636	1,060,824	37,277,808
Vincent A. Calarco	312,356,033	42,174,566	3,314,272	37,277,808
Joseph A. Carrabba	344,491,416	4,733,321	8,620,134	37,277,808
Noreen Doyle	352,990,293	950,668	3,903,910	37,277,808
Veronica M. Hagen	350,400,072	834,230	6,610,569	37,277,808
Michael S. Hamson	313,923,800	42,247,159	1,673,912	37,277,808
Jane Nelson	356,402,868	736,486	705,517	37,277,808
Richard T. O’Brien	353,788,636	2,237,108	1,819,127	37,277,808
John B. Prescott	314,422,494	42,210,415	1,211,962	37,277,808
Donald C. Roth	350,406,305	835,483	6,603,083	37,277,808
Simon R. Thompson	355,955,578	822,691	1,066,602	37,277,808

Mr. Glen A. Barton did not stand for re-election due to the age retirement provision in the Company’s Corporate Governance Guidelines. The Company and the Board of Directors express their deepest appreciation to Mr. Barton for his outstanding and dedicated service and leadership to the Company, for his many contributions to the deliberations of the Board and as a valued member of the committees of the Board.

Proposal #2 – Ratification of Auditors

Votes For	387,549,838
Votes Against	6,788,307
Abstentions	784,534

Proposal #3 – Advisory Vote on the Compensation of the Named Executive Officers

Votes For	338,648,010
Votes Against	14,287,140
Abstentions	4,909,721
Broker Non-Votes	37,277,808

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Senior Vice President, General Counsel and Secretary

Dated: April 27, 2012

3